# LOAN AGREEMENT

February __, 2006

This Convertible Loan Agreement (this "Agreement") is made and entered into as of February __, 2006 by and among Fresh Harvest Products, Inc. (hereafter "Fresh Harvest" or "Borrower"), a New York corporation, located at 280 Madison Avenue Suite 1005 New York, New York 10016 and Barry Moskowitz, an individual (s) Lender (hereafter "Lender") located at 179 [illegible], with reference to the following facts:

Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, certain funds described below, all on the terms and conditions set forth below and in the attached Summary of Principal Terms.

THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. **The Convertible Loan.** Upon satisfaction of the conditions set forth in the attached, and at the times and upon the terms indicated in the attached, Lender shall make a Convertible Loan to Borrower (the "Loan"). The Loan is convertible at the option of the investor at any time during the Term of the Loan. At such time as the Loan is converted by Lender, it shall be converted into common shares at a 35% discount to the market value of Fresh Harvest common stock. Upon conversion of the Loan, Lender will receive the appropriate number of unrestricted, free-trading readily saleable common shares. Such free-trading common stock of Fresh Harvest shall be delivered by Fresh Harvest to Lender within five (5) business days from the date of formal written notification of Lender's intent to convert. Upon signing this Agreement by Lender, Fresh Harvest shall hold Rule 144 stock in Lender's name or Lender's designee, until such time as conversion is requested by Lender.

2. **Terms.** The Loan shall be in the aggregate total amount of $ 50,000 ($ Fifty Thousand Dollars) and shall be advanced to Borrower in a single increment: $ 50,000 Thousand Dollars). The Loan shall bear interest of 4% (four percent) per annum and shall be fully due and payable on ~~August~~ September 8, 2007.

3. **Use of Proceeds.** Proceeds from the Loan will be used almost exclusively for the purchase of Inventory, as listed below:

| | |
|---|---|
| i. Bars (Nut & Coffee) – 1 pallet of each product (minimum required) | |
| 1. 24 – pack (Nut) | $22,377.60 |
| 2. 24-pack (Coffee) | $23,725.04 |
| ii. Product Liability Insurance (est) | $ 2,500.00 |
| TOTAL | $48,603.64 |

Commencing ~~August~~ September 8, 2007, if the Lender does not convert the Loan, Borrower shall make one equal payment to Lender of principal in respect of the Loan in the amount of $ 50,000 ( Fifty Thousand Dollars) plus accrued interest.

The parties have executed this Agreement as of the date set forth above.

LENDER: Barry Moskowitz

[signature]

Date 8-8-2006

BORROWER: Fresh Harvest Products, Inc.

By: [signature]

Its: Chairman & Chief Executive Officer

Date 2/8/06